March 1, 1998



State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Re:      JOHN HANCOCK WORLD FUND
              John Hancock European Equity Fund

Dear Sirs:

John Hancock World Fund (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies State Street Bank and Trust Company (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated June 15, 1994 to be effective March 1, 1998.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


STATE STREET BANK                 JOHN HANCOCK WORLD FUND
AND TRUST COMPANY                 On behalf of John Hancock European Equity Fund



By: /s/ William M. Marvin                         /s/ Anne C. Hodsdon
    Name: William M. Marvin               Name:   Anne C. Hodsdon
     Title:   Vice President              Title:       President



Attest: /s/ Stephen J. Nazarro             Attest: /s/ Susan S. Newton